                                                                     Exhibit 3.2

                          Amended and Restated By-laws
                                       of
                            Z-Tel Technologies, Inc.
                             a Delaware Corporation


                                   ARTICLE I
                                    Offices
                                    -------

     Section 1.1 The corporation shall maintain a registered office in the State of Delaware as required by law. The corporation may also have such other offices, either within or without the State of Delaware, as the business of the corporation may require.

                                   ARTICLE II
                                  Stockholders
                                  ------------

     Section 2.1 ANNUAL MEETINGS. Annual meetings of the stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholder shall be held at the principal office of the Corporation, in Tampa, Florida, within three months of the end of the fiscal year.

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect the appropriate class or classes of the Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

     Section 2.2 DEFERRED MEETING FOR ELECTION OF DIRECTORS, ETC. If the annual meeting of stockholders for the election of the appropriate class or classes of the directors and the transaction of other business is not held within the time specified in Section 2.1, the Board of Directors shall call a meeting of stockholders for the election of the appropriate directors and the transaction of other business as soon thereafter as convenience.

     Section 2.3 OTHER SPECIAL MEETINGS. A special meeting of the stockholders, unless otherwise prescribed by statute, may be called at any time but only by the Chairman of the Board or by the President of the Corporation or by a majority of the whole Board of Directors, to be held on the date, at the time and place within or without the State of Delaware as the Chairman of the Board of Directors or the President or the Board of Directors, whichever has called the meeting, shall direct. At any special meeting of stockholders only such business shall be conducted as is brought before such meeting pursuant to the notice thereof given pursuant to Section 2.5 of the Amended and Restated By-laws ("By-laws") or in any waiver of notice thereof given pursuant to Section 2.6 of the By-laws.
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Amended and Restated By-laws of Z-Tel Technologies, Inc.
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     Section 2.4  FIXING RECORD DATE.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as of the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, more than sixty days prior to any other action. If no such records date is fixed:

     2.4.1 The record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if not notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

     2.4.2 The records date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of directors is necessary, shall be the day on which the first written consent is expressed; and

     2.4.3 The record date for determining stockholders for any purpose other than those specified in Sections 2.4.1 and 2.4.2 shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 2.5 NOTICE OF MEETING OF STOCKHOLDERS. At any meeting of the stockholders, only such business (including the nomination of persons for election as directors as described below) shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. In the case of an annual meeting, to be timely, a stockholder's notice shall be delivered to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth day following the
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Amended and Restated By-laws of Z-Tel Technologies, Inc.
October 28, 1999
Page -3-

day on which such notice of the date of the meeting was mailed or such public disclosure was made. In the case of a special meeting, to be timely, a stockholder's notice must be delivered not more than ninety days prior to the special meeting and not later than the later of sixty days prior to the special meeting and ten days following the day on which public announcement of the meeting is first made by the Corporation.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.5.

     In the case of nominations of persons for election as directors, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders
(i) by or at the direction of the Board of Directors, (ii) by any nominating committee or person appointed to make such nominations by the Board of Directors, or (iii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.5. Such nominations, if made by a stockholder of the Corporation as such, shall be made pursuant to timely notice (as described in the first paragraph of this Section 2.5) in writing addressed to the Secretary of the Corporation. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (s) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that would be required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor thereto, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

     The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business or a nomination of a director was not property brought before the
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Amended and Restated By-laws of Z-Tel Technologies, Inc.
October 28, 1999
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meeting in accordance with this Section 2.5, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and say such business not properly brought before the meeting shall not be transacted or that the defective nomination shall be disregarded.

     Section 2.6 WAIVERS OF NOTICE. Whenever notice is required to be given to the stockholders under any provision of the General Corporation Law of the State of Delaware (the "GCL") or the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or the By-laws, a written waiver thereof, signed by a stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     Section 2.7 LIST OF STOCKHOLDERS. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of stockholders entitles to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified, or at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.8 QUORUM OF STOCKHOLDERS; ADJOURNMENT. The holders of a majority of the shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of any business at such meeting; except where otherwise provided by the GCL. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholder. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjournment meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

     Section 2.9 VOTING; PROXIES. Unless otherwise provided in the Certificate of Incorporation, every stockholder of records shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his name on the record of stockholders determined in accordance with Section 2.4 of the By-laws. If the Certificate of Incorporation provides for more or less than one vote for any shares on any matter, every reference in the By-laws or the GCL to a majority or other proportion of stock shall refer to such majority to other
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Amended and Restated By-laws of Z-Tel Technologies, Inc.
October 28, 1999
Page -5-


proportion of the votes of such stock. The provisions of Sections 212 and 217 of the GCL shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes. Directors shall be chosen by a plurality of the votes cast at the election and each other matter, except as otherwise provided by law or by the Certificate of Incorporation or by the By-laws, shall be decided by a majority of the votes cast on such matter. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. ON all other questions, the voting may be by voice vote. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the GCL.

     Section 2.10 SELECTION AND DUTIES OF INSPECTORS AT MEETING OF STOCKHOLDERS. The Board of Directors, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, count and tabulate all votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, determine the result, and shall do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitles to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

     Section 2.11 ORGANIZATION. At every meeting of stockholders, the President, or in the absence of the President, a Vice President, and in case more than one Vice President shall be present, that a Vice President designated by the Board of Directors (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. At every meeting of stockholders, the Secretary, or in the absence of the Secretary, an
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Amended and Restated By-laws of Z-Tel Technologies, Inc.
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Assistant Secretary, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, may be chosen by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

     Section 2.12 ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but, the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

                                  ARTICLE III
                                   Directors
                                   ---------

     Section 3.1 GENERAL POWERS. The business of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the certificate of incorporation.

     Section 3.2 NUMBER AND QUALIFICATIONS. The number of directors of the corporation shall be eight (8) or such other number as may be determined from time to time by the board of directors of the corporation at a duly held meeting thereof. Directors need not be stockholders of the corporation, citizens of the United States or residents of the State of Delaware.

     Section 3.3 ELECTION AND TERM. The board of directors shall be elected at the annual meeting of the stockholders of the corporation and shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the board of directors, including vacancies resulting from the removal of directors, may be fled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

     Section 3.4 REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of stockholders. Meetings of the board of directors may be held either within or
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without the State of Delaware. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     Section 3.5 SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the President or any director. The person or persons calling such special meeting of the board of directors shall fix a place, either within or without the State of Delaware, as the place for holding such special meeting of the board of directors.

     Section 3.6 NOTICE. Notice of any special meeting stating the time and place of such meeting shall be given at least forty-eight (48) hours previous thereto by telephone, if followed by either of facsimile confirmation within twenty-four (24) hours or by written notice delivered by facsimile, personally or sent by mail or overnight express service to each director at his business address. Such notice shall be deemed to be delivered when, as applicable, the sender receives confirmation of facsimile transmission, the notice is deposited in the United States mail or given to such overnight express service so addressed, with postage thereon prepaid. Notice need not be given to any director who submits a written waiver of notice signed by him either before or after any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of such meeting.

     Section 3.7 QUORUM. A majority of the directors (or of the members of any committee in the case of a meeting of a committee of the board of directors) shall constitute a quorum for the transaction of business at any meeting of the board of directors or of such committee, provided, however, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof

     Section 3.8 MANNER OF ACTING. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors or of a committee of the board, as the case may be.

     Section 3.9 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
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     Section 3.10  COMPENSATION. The board of directors shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

     Section 3.11 LIABILITY FOR UNLAWFUL PAYMENT OF DIVIDEND. In case of any willful or negligent violation of the provisions of sections 160 or 173 of the Delaware General Corporation Law regarding the payment of dividends, any director who may have been absent when the same was done, or who may have dissented from the act or resolution by which the same was done, may exonerate himself from such liability by causing his dissent to be entered on the books containing the minutes of the proceedings of the directors at the time the same was done, or immediately after he has notice of the same.

     Section 3.12 TELEPHONE MEETINGS. Members of the board of directors or of any committee thereof may participate in a meeting of the board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

     Section 3.13 REMOVAL. Subject to the corporation's certificate of incorporation, any director or the entire board of directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

     Section 3.14 COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, to the extent permitted under the Delaware General Corporation Law.

                                   ARTICLE IV
                                    Officers
                                    --------

     Section 4.1 NUMBER. The officers of the corporation shall be a President, a Treasurer, a Secretary, and such Vice Presidents, Assistant Treasurers, Assistant Secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

     Section 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. New offices may be created and filled at any meeting of the board of directors. Each officer shall hold office until his successor is elected and has qualified or until his earlier death, resignation or removal. Any officer may
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resign at any time upon written notice to the corporation. Election of an officer shall not of itself create contract rights.

     Section 4.3 REMOVAL. Any officer elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.4 VACANCIES. A vacancy in any office occurring because of death, resignation, removal or otherwise, may be filled by the board of directors.

     Section 4.5 THE PRESIDENT. The President shall be the chief executive officer of the corporation and, subject only to the board of directors, shall have general authority over, and general management and control of, the property, business and affairs of the corporation. The President shall preside at all meetings of the stockholders and of the board of directors. The President shall have authority to vote all shares of stock of any other corporation standing in the name of the corporation, at any meeting of the stockholders of such other corporation or by written consent of the stockholders of such other corporation, and may, on behalf of the corporation, waive any notice of the calling of any such meeting, and may give a written proxy in the name of the corporation to vote any or all shares of stock of such other corporation owned by the corporation at any such meeting. The President shall perform such other duties as may be prescribed by the board of directors from time to time.

     Section 4.6 THE VICE PRESIDENTS. Each of the Vice Presidents, if any, shall report to the President or such other officer as may be determined by the board of directors. Each Vice President shall have such duties and responsibilities as from time to time may be assigned to him by the President or the board of directors.

     Section 4.7 THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-laws; (b) in general, perform all the duties incident to the office of the treasurer and such other duties as may from time to time be assigned to him by the President or the board of directors. In the absence of the Treasurer, or in the event of his incapacity or refusal to act, or at the direction of the Treasurer, any Assistant Treasurer may perform the duties of the Treasurer.

     Section 4.8 THE SECRETARY. The Secretary shall: (a) record all the proceedings of the meetings of the stockholders and board of directors in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation
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and see that the seal of the corporation is affixed to all certificates for shares of stock, instruments and all other documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these By-laws; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation and, in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or the board of directors. In the absence of the Secretary, or in the event of his incapacity or refusal to act, or at the direction of the Secretary, any Assistant Secretary may perform the duties of Secretary.

                                   ARTICLE V
                                Contracts, Loans
                              Checks and Deposits
                              -------------------

     Section 5.1 CONTRACTS. Except as otherwise determined by the board of directors or provided in these By-laws, all deeds and mortgages made by the corporation and all other written contracts and agreements to which the corporation shall be a party shall be executed in its name by the President or any Vice President.

     Section 5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 5.3 CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     Section 5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VI
                           Certificates for Shares of
                            Stock and Their Transfer
                            ------------------------

     Section 6.1 CERTIFICATES FOR SHARES OF STOCK. Certificates representing shares of stock of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any such certificate is manually countersigned by a transfer agent other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer
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agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it my be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms, indemnity and surety to the corporation as the board of directors may prescribe.

     Section 6.2 TRANSFER OF SHARES OF STOCK. Transfers of shares of stock of the corporation shall be made on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

     Section 6.3 TRANSFER AGENTS AND REGISTRARS. The board of directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all certificates for shares of stock of the corporation to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The board of directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

                                  ARTICLE VII
                                Indemnification
                                ---------------

     Section 7.1 DIRECTORS AND OFFICERS. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in
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a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     (c) To the extent that any person referred to in paragraphs (a) and (b) of this Section 7.1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this section 7.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 7.1. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as provided in this section 7.1.
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Page -13-


     (f) The indemnification and advancement of expenses provided by or granted pursuant to this section 7.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section 7.1.

     (h) For purposes of this section 7.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (j) Unless otherwise determined by the board of directors, references in this section to "the corporation" shall include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 7.2 EMPLOYEES AND AGENTS. The board of directors may, by resolution, extend the indemnification provisions of the foregoing section 7.1 to any person who was or is a
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Page -14-


party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                  ARTICLE VIII
                                  Fiscal Year
                                  -----------

     Section 8.1 The fiscal year of the corporation shall end on December 31 or on such other date as the board of directors may from time to time determine by resolution.



                                   ARTICLE IX
                                   Dividends
                                   ---------

     Section 9.1 The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided by law and its certificate of incorporation.

                                   ARTICLE X
                                      Seal
                                      ----

     Section 10.1 The corporate seal of the corporation shall be in the form of a circle and shall have the name of the corporation and the words "Corporate Seal, Delaware" written therein or inscribed thereon.

                                   ARTICLE XI
                                Waiver of Notice
                                ----------------

     Section 11.1 Whenever any notice whatever is required to be given under any provision of these By-laws or of the certificate of incorporation or of the Delaware General Corporation Law, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or directors or of a committee of the board of directors need be specified in any written waiver of notice.
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Page -15-


                                  ARTICLE XII
                                   Amendments
                                   ----------

     Section 12.1 These By-laws may be altered, amended or repealed and new By-laws may be adopted by the board of directors or by the stockholders, subject to the corporation's certificate of incorporation or any contractual provision by which the Corporation is bound.